EXHIBIT 10.15

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 15th day of June, 2002, by and among SCANSOURCE, INC., a South Carolina corporation (the “Borrower”), 4100 QUEST, LLC and CHANNELMAX, INC. (collectively referred to herein as the “Guarantors”), BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA, as Agent and a Bank, and FIFTH THIRD BANK, FIRST TENNESSEE BANK NATIONAL ASSOCIATION and HIBERNIA NATIONAL BANK (collectively referred to herein as the “Banks”).

R E C I T A L S:

The Borrower, the Guarantors, the Agent and the Banks have entered into a certain Credit Agreement dated as of July 26, 2001 (referred to herein as the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and the Guarantors have agreed: (A) to pledge to the Agent and Banks: (1) 65% of the stock and other equity interests owned by the Borrower in ScanSource Europe, S.A. and ScanSource Europe, Limited (collectively referred to herein as the “European Subsidiaries”); and (2) all of their rights to loans, advances or other claims owed to them by either or both of the European Subsidiaries; (B) that any and all loans and advances made by the Borrower to either or both of the European Subsidiaries shall be evidenced by written promissory notes in form and content reasonably satisfactory to the Required Banks (the “European Promissory Notes”); and (C) to deliver to the Agent the original of such promissory notes, stock certificates and other evidence of ownership of the Investments owned by the Borrower in the European Subsidiaries, together with duly executed, undated endorsements in blank and such other documentation and information as may be necessary to enable the Agent to realize upon such collateral in accordance with applicable law, all as more fully set forth herein.

The Borrower and Guarantors have requested the Agent and the Banks to amend the Credit Agreement to modify certain provisions of the Credit Agreement as more fully set forth herein. The Banks, the Agent, the Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is amended to add the following new definitions:

“Net Point Guaranty” means the guaranty by the Borrower of the indebtedness of Netpoint International, Inc. under: (i) Netpoint International, Inc.’s line of credit in a maximum outstanding principal amount of $600,000; and (ii) accounts payable owing to vendors of Netpoint International, Inc. which shall at no time exceed $1,400,000; provided that in no event shall the maximum aggregate: (A) obligations of Netpoint International, Inc. under the line of credit and accounts payable described in (i) and (ii) above exceed $2,000,000 in the aggregate; and (B) obligations of the Borrower under the Net Point Guaranty exceed an amount equal to: (1) the aggregate principal obligations of Netpoint International, Inc. under the line of credit and accounts payable described in (i) and (ii) above, multiplied by (2) a percentage equal to the percentage of stock and other equity interests of Net Point International, Inc. owned by the Borrower.

“European Investment” means the Investment by Borrower in ScanSource Europe, S.A. and ScanSource Europe, Limited (collectively the “European Subsidiaries”) which Investment (including, without limitation, any and all: (i) equity investments by the Borrower in the European Subsidiaries; (ii) loans and advances made by the Borrower to either or both of the European Subsidiaries; and (iii) obligations of either or both of the European Subsidiaries under accounts payable owing to inventory suppliers Guaranteed by the Borrower) shall not exceed $15,000,000 in the aggregate.

SECTION 2.02. Amendment to Section 5.02. Section 5.02 of the Credit Agreement is amended and restated to read, in its entirety, as follows:

SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; (ii) permit, and will cause each Subsidiary of the Borrower and Guarantors to permit, with reasonable prior notice which notice shall not be required in the case of an emergency, the Agent or its designee, at the expense of the Borrower and Guarantors, to perform periodic field audits and investigations of the Borrower, the Guarantors and the Collateral, from time to time, provided that the field examinations at the Borrower’s headquarters in Greenville, South Carolina shall be no less frequent than once each fiscal year and the field examinations at the Borrower’s distribution and warehouse facility in Memphis, Tennessee shall be no less frequent than once each fiscal year; and (iii) permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank’s expense prior to the occurrence of an Event of Default and at the Borrower’s expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

SECTION 2.03. Amendment to Section 5.09. (a) Section 5.09 of the Credit Agreement is amended and restated to read, in its entirety, as follows:

SECTION 5.09. Loans or Advances. No Loan Party nor any Subsidiary of a Loan Party shall make loans or advances to any Person except: (i) loans or advances to employees of a Loan Party or an Affiliate of a Loan Party that do not exceed Five Hundred Thousand and No/100 Dollars ($500,000) in the aggregate outstanding made in the ordinary course of business and consistently with practices existing on December 31, 2000; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to the Borrower or any Guarantor that is a Consolidated Subsidiary; (iv) Loans and Advances outstanding on the Closing Date and set forth on Schedule 4-22; (v) loans or advances made as part of the European Investment; and (vi) loans or advances not otherwise permitted under this Section 5.09, which when aggregated with the total Investments made under Section 5.10(ix) do not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate outstanding; provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii), (iv), (v) or (vi) of this Section, no Default shall have occurred and be continuing.

SECTION 2.04. Amendment to Section 5.10. Section 5.10 of the Credit Agreement is amended and restated to read, in its entirety, as follows:

SECTION 5.10. Investments. No Loan Party nor any Subsidiary of a Loan Party shall make Investments in any Person except as permitted by Section 5.09 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent, (iii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor’s Corporation or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor’s Corporation and Aa or the equivalent thereof by Moody’s Investors Service, Inc., (v) Investments by the Borrower in a Guarantor that is a Consolidated Subsidiary made in the ordinary course of business and consistently with practices existing on December 31, 2000, (vi) Investments existing on the Closing Date and set forth on Schedule 4.22; (vii) Investments consisting of the Netpoint Guaranty, subject to compliance with the conditions set forth in the definition of “Netpoint Guaranty”; (viii) Investments consisting of the European Investment, subject to compliance with the conditions set forth in the definition of “European Investment”; and (ix) Investments not otherwise permitted under this Section 5.10, made in the ordinary course of business and consistently with practices existing on December 31, 2000, which when aggregated with the aggregate outstanding loans and advances made under Section 5.09(v) do not exceed $2,500,000.

SECTION 2.05. Amendment to Section 5.11. Section 5.11 of the Credit Agreement is amended and restated to read, in its entirety, as follows:

SECTION 5.11. Negative Pledge. No Loan Party nor any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a) Liens existing on the date of this Agreement encumbering assets other than Collateral securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $135,000,000, all of which are set forth on Schedule 5.11;

(b) Liens for taxes, assessments or similar charges, incurred in the ordinary course of business that are not yet due and payable or that are being contested in good faith and with due diligence by appropriate proceedings;

(c) any Lien on any asset (other than Collateral) securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset and permitted under Section 5.29(c), provided that such Lien attaches to such asset concurrently with the acquisition thereof;

(d) pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs;

(e) Liens of mechanics, materialmen, warehousemen, carriers or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

(f) good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of twenty percent (20%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

(h) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed restrictions on land use;

(i) any Lien on Margin Stock; and

(j) a Lien encumbering the inventory and accounts receivable of Netpoint International, Inc. securing the indebtedness of Netpoint International, Inc. under a line of credit to be used for working capital purposes by Netpoint International, Inc. in a maximum principal amount not exceeding $600,000 at any time.

(k) a Lien on an account receivable that arises by operation of law and secures a performance bond obtained in the ordinary course of business relating to the services performed or goods supplied that gave rise to such account receivable provided that: (1) such Lien is limited to the account receivable arising from the services performed or goods supplied that are the subject of such performance bond; (2) the account receivable arising from the services performed or goods supplied that are the subject of such performance bond is not included within “Eligible Accounts”; and (3) the Agent is provided written notice of such performance bond and corresponding account receivable.

(l) Liens securing the IR Bank and BB&T that are subject to the Intercreditor Agreement;

(m) Liens securing the Agent and the Banks created or arising under the Loan Documents. Notwithstanding anything contained in this Section 5.11 to the contrary, no Loan Party or any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on the Collateral except pursuant to Section 5.11(k) and (l).

SECTION 2.06 Amendment to Section 5.29. Section 5.29 of the Credit Agreement is amended and restated to read, in its entirety, as follows:

SECTION 5.29. Additional Debt. No Loan Party or Subsidiary of a Loan Party shall directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under Capital Leases), except for: (a) the Debt owed to the Banks, Swing Line Lender and Issuing

Bank; (b) the Debt existing and outstanding on the Closing Date described on Schedule 5.29; (c) Debt incurred and owing to Textron Financial Corporation and IBM Credit Corporation for the purpose of financing all or any part of the cost of acquiring inventory from such Person; (d) Guarantees included within the Netpoint Guaranty, subject to compliance with the conditions set forth in the definition of “Netpoint Guaranty”; (e) Guarantees of the European Subsidiaries’ accounts payable owing to inventory suppliers, subject to compliance with the conditions set forth in the definition of “European Investment”; (f) Debt under the IR Agreement; and (g) Debt not otherwise permitted under this Section 5.29, the aggregate outstanding principal amount of which shall not, at any time, exceed $5,000,000.00.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Banks hereunder are subject to the following conditions, unless the Required Banks waive such conditions:

(a) receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b) receipt by the Agent of the pledge agreements, stock certificates, promissory notes, legal opinions and other matters set forth in Section 10;

(c) the fact that the representations and warranties of the Borrower and Guarantor contained in Section 5 of this Amendment shall be true on and as of the date hereof.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Banks and the Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower and Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 5. Representations and Warranties. The Borrower and Guarantors hereby represent and warrant to each of the Banks as follows:

(a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an

Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Banks on the date hereof.

(b) The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitutes the legal, valid and binding obligations of the Borrower and Guarantors enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment and the performance by the Borrower and Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, either European Subsidiary or either Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, either European Subsidiary or Channelmax, Inc., the articles of organization or operating agreement of 4100 Quest, LLC or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower, either European Subsidiary or any Guarantor is party or by which the assets or properties of the Borrower, either European Subsidiary and Guarantors are or may become bound.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of South Carolina.

SECTION 8. Effective Date. This Amendment shall be effective as of December 20, 2001.

SECTION 9. Amendment Fee. On the date of this Amendment, the Borrower hereby agrees to pay to the Agent for the ratable account of each Bank (based upon its Commitment on the date of this Amendment), an Amendment Fee equal to $25,000.

SECTION 10. Pledge Documentation. On or before June 30, 2002, the Borrower shall grant to the Agent for the benefit of the Banks a first priority security interest in 65% of the Capital Stock (or equivalent equity interests) owned by the Borrower in the European Subsidiaries and 100% of all loans, advances and other claims owed to the Borrower by either or both of the European Subsidiaries pursuant to a pledge agreement in the form attached to this First Amendment as Exhibit A. Any and all loans and advances made by the Borrower to either or both of the European Subsidiaries shall be evidenced by a written promissory note in form and content reasonably satisfactory to the Required Banks (the “European Promissory Note”). The Borrower shall deliver to the Agent: (A) on or before June 30, 2002: (1) the foregoing shares of Capital Stock together with stock powers undated and executed in blank; (2) the original European Promissory Notes, together with a duly undated endorsement in blank affixed thereto; and (3) the items specified in Sections 3.01(c), (f) and (n) of the Credit Agreement modified appropriately to refer to the pledge agreement; and (B) on or before July 15, 2002: (1) a legal opinion in form and content reasonably satisfactory to the Agent from legal counsel licensed in the United Kingdom and Belgium confirming that the pledge agreement constitutes a valid, enforceable and perfected first priority security interest in and lien upon the Collateral (as defined in the Pledge Agreement) under the applicable laws of the United Kingdom and Belgium; and (2) such other documentation and information as the Agent may reasonably request to evidence the first priority lien and security interest in the Collateral (as defined in the pledge agreement) and to enable the Agent to realize upon such Collateral in accordance with the terms of the pledge agreement and applicable law.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

SCANSOURCE, INC.

By:	/s/ ILLEGIBLE			(SEAL)
Title:	CFO

4100 QUEST, LLC

	By:	ScanSource, Inc., its sole member

		By:	/s/ ILLEGIBLE	(SEAL)
		Title:	CFO

CHANNELMAX, INC.

By:	/s/ ILLEGIBLE			(SEAL)
Title:	VP

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BRANCH BANKING AND TRUST COMPANY OF SOUTH CAROLINA, as Agent, Issuing Bank and as a Bank

By:	/s/ ILLEGIBLE	(SEAL)
Title:	SVP

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FIFTH THIRD BANK

By:	/s/ ILLEGIBLE	(SEAL)
Title:	Financial Services Officer

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FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ ILLEGIBLE	(SEAL)
Title:	Snr Vice President

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HIBERNIA NATIONAL BANK

By:	/s/ ILLEGIBLE	(SEAL)
Title:	Portfolio Mgr.

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